Exhibit 99.1

OptimizeRx Corporation Announces Earnings Call Details

ROCHESTER, MI – August 6, 2016 -- OptimizeRx Corp. (OTCQB: OPRX) announced that it will hold its earnings call on Tuesday, August 11, 2015 at 4:30 pm Eastern Time. The call details are:

Toll-Free Dial-In Number: 1 (866) 593-0056 or toll: +1 (937) 641-0554
Provide Conference ID: 5225323 to the operator.

During the call, the Company will discuss 2nd Quarter results and 2015 activity, including recent developments

The Company expects to file its quarterly report on Form 10Q on August 11th prior to the call.

About OptimizeRx Corp
OptimizeRx  Corporation (OTCQB: OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

Our core product, SampleMD, replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading Electronic Health Record (EHR) platforms in the country, including Allscripts, Quest Diagnostics, Practice Fusion and over 350 other EHRs to reach over 250,000 healthcare providers. In turn, we promote patients savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others.  For more information, please go to www.optimizerxcorp.com.

'SAFE HARBOR'
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Contact:

OptimizeRx
Doug Baker

dbaker@samplemd.com
248-651-6568 x807